For Release April 20, 2006, 7:30 a.m. EST

Analysts: Tom O’Malley	Media: Jacque Sir Louis
(330) 384-7109	(330) 849-8877
FirstMerit Reports Increase in First Quarter
2006 Earnings Per Share
First Quarter Highlights
•	Diluted earnings per share of $0.37

•	Increase in net interest margin from balance sheet restructuring initiative

•	Average commercial loan growth of 6.6%

•	Net income of $30.0 million

•	Return on average common equity of 13.67%

•	Return on average assets of 1.20%
AKRON, Ohio, — April 20, 2006 — FirstMerit Corporation (Nasdaq: FMER) today announced first quarter 2006 net income of $30.0 million, or $0.37 per diluted share. This compares with $30.1 million, or $0.36 per diluted share, for the first quarter 2005.
Returns on average common equity (“ROE”) and average assets (“ROA”) for the first quarter were 13.67% and 1.20%, respectively, compared with 12.48% and 1.19% for the first quarter 2005.
“We have established five key strategic initiatives – improving credit quality, accelerating revenue growth, remixing our balance sheet, operating more efficiently and effective capital management – that we believe will position FirstMerit for strong future performance and growth in shareholder returns. I am pleased to report that we made solid progress on these initiatives during the first quarter of 2006,” said John R. Cochran, chairman and CEO.
“Effective execution on our balance sheet restructuring initiative, which seeks to grow net interest income by reducing lower-yielding investment securities and growing the higher-yielding loan portfolio, contributed to a seven basis point expansion in the net interest margin over the prior and year-ago quarters. While revenues were affected by lower earning asset levels that resulted from this restructuring strategy, these measures position FirstMerit for increased revenue growth in the upcoming quarters, given the realization of balance sheet growth in 2006.”
Mr. Cochran continued, “Fee income, excluding securities gains, grew 5.37% year-over-year, with positive results from a number of initiatives developed in 2005 to boost service charges and credit card fees. First quarter operating expenses show an increase in our promotional activity that should translate into loans, deposits and higher fee income during the balance of the year.”
Total revenue, defined as net interest income on a fully tax-equivalent (“FTE”) basis plus noninterest income net of securities transactions, totaled $131.9 million for the first quarter 2006, compared with $129.8 million reported in the first quarter 2005. FTE net interest income was $86.6 million for the first quarter 2006, a decline of $0.1 million, or 0.14%, compared with the year-ago quarter.
The Company is progressing on its plan to reduce lower-yielding investment securities from the earning asset mix and generate increased levels of net interest income from expected loan portfolio growth during 2006. For the first quarter of 2006, average investment securities accounted for 24.72% of average assets, compared with 28.13% for the first quarter 2005. Over that time, average loan growth, supported by commercial growth of $220.8 million, or 6.6%, offset a $376.4 million, or 13.09%, decrease in investment securities. In the first quarter of 2006, average loans grew $205.7 million, or 3.17%, and average earning assets declined by $175.8 million, or 1.87%, compared with the first quarter 2005. The reduction of the investment portfolio is a key element in the Company’s strategy to grow the balance sheet more profitably.
Noninterest income excluding securities transactions totaled $45.4 million for the first quarter 2006, compared with $43.1 million for the first quarter 2005, an increase of $2.3 million, or 5.37%. Service charges increased $1.2 million, or 8.41%, while credit card fees increased $1.3 million, or 13.39%. Compared with the fourth quarter 2005, noninterest income decreased $2.2 million, or 4.60%, reflecting an absence of seasonal credit card and deposit account activity.
Noninterest expense totaled $81.9 million for the first quarter 2006, compared with $75.9 million for the first quarter 2005. Increased employee benefits expense was the main driver of a $3.6 million, or 9.24% increase in salaries, wages and pension and employee benefits compared with the year-ago quarter. During the first quarter 2006, the Company also increased its marketing expenditures $1.5 million, compared with the first quarter of 2005, by implementing a direct marketing campaign designed to grow profitable new households. The efficiency ratio for the first quarter 2006 was 61.90%, compared with 58.33% for the first quarter 2005.
Net charge-offs totaled $9.2 million in the first quarter 2006, compared with $11.8 million for the first quarter 2005, or 0.56% and 0.74% of average loans, respectively. The $2.6 million, or 22.19%, reduction in net charge-offs reflects a return for the Company to its trend of improvement in year over year net charge-offs. As of March 31, 2006, nonperforming assets were $72.9 million, or 1.09%, of period-end loans plus other real estate, compared with $72.3 million, or 1.08% , at December 31, 2005, and $46.7 million, or 0.72%, at March 31, 2005.
The Company recorded $6.1 million of loan loss provision expenses in the first quarter 2006, compared with loan loss provision expenses of $11.6 million in the first quarter 2005. On March 31, 2006, criticized commercial assets (“substandard” and “doubtful”) accounted for 7.47% of total commercial loans, compared with criticized commercial asset levels of 9.19% on March 31, 2005, reflecting a $46.2 million decrease in criticized commercial credits. For the first quarter of 2006, loan loss provision expenses were $3.3 million below the level of reported net charge-offs which includes $3.1 million of charges associated with $9.0 million of commercial loans the Company intends to sell in the second quarter of 2006.
At March 31 2006, the allowance for loan losses was 1.31% of loans, compared with 1.36% at December 31, 2005, and 1.49% at March 31, 2005. The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.40% at March 31, 2006, compared with 1.45% at December 31, 2005, and 1.59% at March 31, 2005.
Assets at March 31, 2006 totaled $10.1 billion, compared with $10.3 billion at March 31, 2005, representing a decrease of $168.2 million, or 1.64%. Period-end loan growth of $152.1 million, or 2.33%, was driven by a $180.9 million, or 5.35% increase in the commercial lending portfolio. Offsetting the growth in the loan portfolio was a $399.7 decrease in the investment portfolio as part of the Company’s emphasis on restructuring the balance sheet for higher yielding earning asset mix.
Deposits totaled $7.5 billion at March 31, 2006, an increase of $186.0 million, or 2.54%, from $7.3 billion at March 31, 2005. Included in the total deposit growth is a $111.0 million reduction in brokered CDs. Noninterest bearing demand deposit accounts (DDA) increased $37.9 million, or 2.65%. Growth in noninterest interest DDA accounts primarily from new account acquisitions offset the declines in money market and savings account balances as customers sought higher returns than traditional savings investments.
Shareholders’ equity was $870.6 million at March 31, 2006. The Company’s capital position remains strong as the tangible equity to assets ratio was 7.31% at March 31, 2006. The common dividend per share paid in the first quarter 2006 was $0.28, a $0.01, or 3.7%, increase from the first quarter 2005. The Company also successfully executed an accelerated share repurchase program of 2,618,588 shares in the first quarter 2006, which reduced average diluted shares outstanding by 4.56% from the first quarter 2005.
First Quarter 2006
Conference Call: FirstMerit Corporation will host a conference call on April 20, 2006, at 2:00 p.m. Eastern time. To participate in the conference call, please dial (888) 335-5539 ten minutes before start time and provide the reservation number: 7280148. A replay of the conference call will be available at approximately 4:30 p.m., on April 20, 2006 through May 19, 2006, by dialing (877) 519-4471, and entering the PIN: 7280148.
The 2006 earnings release will be available at approximately 7:30 a.m. on the Internet at www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information will be posted on the Web site immediately after the conference call ends.
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.1 billion as of March 30, 2006 and 160 banking offices in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd. and FirstMerit Community Development Corporation.
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights

(Unaudited)	Quarters
(Dollars in thousands)
	2006	2005	2005	2005	2005
EARNINGS	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net interest income FTE (a)	$86,563	88,152	88,347	88,432	86,685
Provision for loan losses	6,106	16,260	9,974	5,972	11,614
Other income	45,397	47,586	47,846	50,095	44,939
Other expenses	81,899	79,274	78,926	79,397	75,911
FTE adjustment (a)	590	650	641	655	675
Net income	29,964	27,656	36,594	36,145	30,088
Diluted EPS	0.37	0.34	0.43	0.43	0.36

PERFORMANCE RATIOS
Return on average assets (ROA)	1.20%	1.07%	1.41%	1.40%	1.19%
Return on average common equity (ROE)	13.67%	11.52%	14.90%	15.07%	12.48%
Net interest margin FTE (a)	3.80%	3.73%	3.70%	3.74%	3.73%
Efficiency ratio	61.90%	58.26%	57.81%	57.14%	58.33%
Number of full-time equivalent employees	3,104	3,057	3,073	3,078	3,081

MARKET DATA
Book value/common share	$10.91	11.39	11.65	11.69	11.32
Period-end common share mkt value	24.66	25.91	26.79	26.11	26.76
Market as a % of book	226%	228%	230%	223%	236%
Cash dividends/common share	$0.28	0.28	0.28	0.27	0.27
Common stock dividend payout ratio	75.68%	82.35%	65.12%	62.79%	75.00%
Average basic common shares	80,374	82,786	83,489	83,603	84,097
Average diluted common shares	80,648	83,082	83,978	83,890	84,497
Period end common shares	79,766	82,335	83,442	83,522	83,612
Common shares repurchased	2,618,588	1,228,293	178,872	145,143	816,208
Common stock market capitalization	$1,967,030	2,133,300	2,235,411	2,180,759	2,237,457

ASSET QUALITY
Gross charge-offs	$14,914	22,736	14,207	15,422	16,740
Net charge-offs	9,178	18,379	10,002	10,278	11,795
Allowance for loan losses	87,589	90,661	92,780	92,808	97,115
Reserve for unfunded lending commitments	5,853	6,072	5,857	5,785	6,479
Nonperforming assets (NPAs)	72,941	72,257	51,398	53,985	46,703
Net charge-off/average loans ratio	0.56%	1.09%	0.60%	0.62%	0.74%
Allowance for loan losses/period-end loans	1.31%	1.36%	1.39%	1.40%	1.49%
Allowance for credit losses/period-end loans	1.40%	1.45%	1.47%	1.49%	1.59%
NPAs/loans and other real estate	1.09%	1.08%	0.77%	0.82%	0.71%
Allowance for loan losses/nonperforming loans	136.22%	145.61%	221.46%	208.74%	235.71%
Allowance for credit losses/nonperforming loans	145.32%	155.36%	235.44%	221.76%	251.44%

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	7.31%	7.94%	8.18%	8.19%	7.93%
Average equity to assets	8.79%	9.33%	9.46%	9.32%	9.56%
Average equity to loans	13.27%	14.22%	14.66%	14.58%	15.06%
Average loans to deposits	91.58%	92.11%	91.73%	90.16%	88.27%

AVERAGE BALANCES
Assets	$10,111,553	10,211,619	10,295,827	10,329,167	10,226,765
Deposits	7,313,509	7,273,980	7,245,562	7,321,860	7,354,689
Loans	6,697,732	6,699,997	6,646,112	6,601,204	6,492,044
Earning assets	9,245,882	9,368,139	9,465,288	9,489,431	9,421,693
Shareholders’ equity	888,818	952,715	974,147	962,239	977,888

ENDING BALANCES
Assets	$10,100,717	10,154,359	10,285,329	10,313,955	10,268,898
Deposits	7,510,562	7,233,650	7,352,026	7,173,857	7,324,551
Loans	6,672,102	6,667,327	6,685,462	6,610,385	6,520,034
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	3,533	3,756	3,978	4,200	4,424
Earning assets	9,193,741	9,256,389	9,419,355	9,491,957	9,443,226
Total shareholders’ equity	870,552	937,580	972,348	976,016	946,731
NOTES:
 (a) – Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands)
(Unaudited, except December 31, 2005, which is derived from the	March 31,	December 31,	March 31,
audited financial statements)	2006	2005	2005

ASSETS
Cash and due from banks	$206,912	225,953	191,582
Investment securities (at fair value) and federal funds sold	2,460,321	2,546,496	2,860,021
Loans held for sale	61,318	42,566	63,171
Loans:
Commercial loans	3,562,968	3,519,483	3,382,102
Mortgage loans	625,514	628,581	637,885
Installment loans	1,509,714	1,524,355	1,601,498
Home equity loans	772,308	778,697	677,724
Credit card loans	135,916	145,592	137,044
Leases	65,682	70,619	83,781

Total loans	6,672,102	6,667,327	6,520,034
Less allowance for loan losses	(87,589)	(90,661)	(97,115)

Net loans	6,584,513	6,576,666	6,422,919
Premises and equipment, net	119,571	120,420	118,059
Goodwill	139,245	139,245	139,245
Intangible assets	3,533	3,756	4,424
Accrued interest receivable and other assets	525,304	499,257	469,477

Total assets	$10,100,717	10,154,359	10,268,898

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,465,168	1,523,731	1,427,307
Demand-interest bearing	923,491	830,248	827,507
Savings and money market accounts	2,320,360	2,304,177	2,379,464
Certificates and other time deposits	2,801,543	2,575,494	2,690,273

Total deposits	7,510,562	7,233,650	7,324,551

Securities sold under agreements to repurchase	1,272,362	1,426,037	1,281,745
Wholesale borrowings	285,143	401,104	557,282
Accrued taxes, expenses, and other liabilities	162,098	155,988	158,589

Total liabilities	9,230,165	9,216,779	9,322,167

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value: authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value: designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value: designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value: authorized 300,000,000 shares; issued 92,026,350 at March 31, 2006 and March 31, 2005	127,937	127,937	127,937
Capital surplus	108,958	108,210	108,903
Accumulated other comprehensive loss	(53,395)	(42,850)	(38,194)
Retained earnings	1,002,035	994,487	963,618
Treasury stock, at cost, 12,257,585, 9,691,424 and 8,414,363 shares at March 31, 2006, December 31, 2005 and March 31, 2005, respectively	(314,983)	(250,204)	(215,533)

Total shareholders’ equity	870,552	937,580	946,731

Total liabilities and shareholders’ equity	$10,100,717	10,154,359	10,268,898

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS

	Quarterly Periods
(Unaudited)
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005

ASSETS
Cash and due from banks	$194,042	192,189	197,412	197,548	190,740
Investment securities/fed funds sold	2,500,021	2,619,248	2,764,724	2,833,818	2,876,415
Loans held for sale	48,129	48,894	54,452	54,409	53,234
Loans:
Commercial loans	3,567,263	3,519,807	3,441,231	3,434,946	3,346,425
Mortgage loans	630,702	637,877	641,532	641,865	646,528
Installment loans	1,513,938	1,556,212	1,594,801	1,601,775	1,598,953
Home equity loans	775,728	772,757	754,492	704,054	674,913
Credit card loans	141,821	142,743	140,873	137,919	141,440
Leases	68,280	70,601	73,183	80,645	83,785

Total loans	6,697,732	6,699,997	6,646,112	6,601,204	6,492,044
Less allowance for loan losses (a)	90,229	91,916	91,852	96,342	96,438

Net loans	6,607,503	6,608,081	6,554,260	6,504,862	6,395,606

Total earning assets	9,245,882	9,368,139	9,465,288	9,489,431	9,421,693

Premises and equipment, net	120,155	117,387	117,471	118,392	119,916
Accrued interest receivable and other assets	641,703	625,820	607,508	620,138	590,854

TOTAL ASSETS	$10,111,553	10,211,619	10,295,827	10,329,167	10,226,765

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,462,671	1,488,679	1,457,487	1,470,673	1,447,226
Demand-interest bearing	848,209	817,009	838,549	834,708	820,974
Savings and money market accounts	2,292,865	2,332,528	2,333,331	2,370,280	2,392,023
Certificates and other time deposits	2,709,764	2,635,764	2,616,195	2,646,199	2,694,466

Total deposits	7,313,509	7,273,980	7,245,562	7,321,860	7,354,689

Securities sold under agreements to repurchase	1,295,178	1,443,740	1,478,857	1,385,644	1,326,242
Wholesale borrowings	433,257	375,167	442,035	498,088	412,149

Total funds	9,041,944	9,092,887	9,166,454	9,205,592	9,093,080
Accrued taxes, expenses and other liabilities (a)	180,791	166,017	155,226	161,336	155,797

Total liabilities	9,222,735	9,258,904	9,321,680	9,366,928	9,248,877

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	108,330	108,303	108,564	108,559	108,478
Accumulated other comprehensive (loss) income	(44,150)	(39,834)	(25,682)	(26,883)	(16,998)
Retained earnings	998,173	994,301	982,419	968,408	960,740
Treasury stock	(301,472)	(237,992)	(219,091)	(215,782)	(202,269)

Total shareholders’ equity	888,818	952,715	974,147	962,239	977,888

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,111,553	10,211,619	10,295,827	10,329,167	10,226,765

(a)	As of December 31, 2004, the reserve for unfunded lending commitments has been reclassified from the allowance for loan losses. Amounts presented prior to December 31, 2004 have been reclassified to conform to the current presentation.

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited)
Fully-tax Equivalent Interest Rates and Interest Differential

FIRSTMERIT CORPORATION AND SUBSIDIARIES	Three months ended			Year ended			Three months ended
(Dollars in thousands)	March 31, 2006			December 31, 2005			March 31, 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$194,042			194,485			190,740
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,161,306	20,850	3.91%	2,416,360	91,814	3.80%	2,518,784	23,818	3.83%
Obligations of states and political subdivisions (tax exempt)	90,622	1,527	6.83%	99,487	6,707	6.74%	101,571	1,763	7.04%
Other securities and federal funds sold	248,093	3,526	5.76%	255,568	12,291	4.81%	256,060	2,763	4.38%

Total investment securities and federal funds sold	2,500,021	25,903	4.20%	2,771,415	110,812	4.00%	2,876,415	28,344	4.00%
Loans held for sale	48,129	762	6.42%	52,740	2,854	5.41%	53,234	627	4.78%
Loans	6,697,732	116,997	7.08%	6,610,509	430,402	6.51%	6,492,044	99,546	6.22%

Total earning assets	9,245,882	143,662	6.30%	9,434,664	544,068	5.77%	9,421,693	128,517	5.53%
Allowance for loan losses	(90,229)			(94,118)			(96,438)
Other assets	761,858			729,398			710,770

Total assets	$10,111,553			10,264,429			10,226,765

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$1,462,671	—	—	1,466,106	—	—	1,447,226	—	—
Demand — interest bearing	848,209	2,362	1.13%	827,829	5,871	0.71%	820,974	956	0.47%
Savings and money market accounts	2,292,865	10,748	1.90%	2,356,813	32,944	1.40%	2,392,023	6,375	1.08%
Certificates and other time deposits	2,709,764	26,101	3.91%	2,647,908	86,764	3.28%	2,694,466	20,600	3.10%

Total deposits	7,313,509	39,211	2.17%	7,298,656	125,579	1.72%	7,354,689	27,931	1.54%

Securities sold under agreements to repurchase	1,295,178	11,923	3.73%	1,409,135	45,423	3.22%	1,326,242	8,841	2.70%
Wholesale borrowings	433,257	5,965	5.58%	431,787	21,449	4.97%	412,149	5,059	4.98%

Total interest bearing liabilities	7,579,273	57,099	3.06%	7,673,472	192,451	2.51%	7,645,854	41,831	2.22%
Other liabilities	180,791			158,125			155,797

Shareholders’ equity	888,818			966,726			977,888

Total liabilities and shareholders’ equity	$10,111,553			10,264,429			10,226,765

Net yield on earning assets	$9,245,882	86,563	3.80%	9,434,664	351,617	3.73%	9,421,693	86,686	3.73%

Interest rate spread			3.25%			3.26%			3.31%

Notes: Interest income on tax-exempt securities and loans have been adjusted to a fully-taxable equivalent basis. Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)	Quarters ended
(In thousands except per share data)	March 31,
	2006	2005
Interest income:
Interest and fees on loans, including held for sale	$117,740	100,149
Interest and dividends on investment securities and federal funds sold	25,332	27,692

Total interest income	143,072	127,841

Interest expense:
Interest on deposits:
Demand-interest bearing	2,362	956
Savings and money market accounts	10,748	6,375
Certificates and other time deposits	26,101	20,600
Interest on securities sold under agreements to repurchase	11,923	8,841
Interest on wholesale borrowings	5,965	5,059

Total interest expense	57,099	41,831

Net interest income	85,973	86,010
Provision for loan losses	6,106	11,614

Net interest income after provision for loan losses	79,867	74,396

Other income:
Trust department income	5,394	5,505
Service charges on deposits	16,066	14,820
Credit card fees	10,671	9,411
ATM and other service fees	3,108	2,959
Bank owned life insurance income	2,986	3,074
Investment services and insurance	2,597	2,858
Manufactured housing income	3	102
Investment securities gains, net	16	1,872
Loan sales and servicing income	1,445	1,133
Other operating income	3,111	3,205

Total other income	45,397	44,939

Other expenses:
Salaries, wages, pension and employee benefits	43,031	39,393
Net occupancy expense	6,549	6,536
Equipment expense	2,958	3,185
Stationery, supplies and postage	2,453	2,461
Bankcard, loan processing and other costs	5,827	5,724
Professional services	2,763	2,150
Amortization of intangibles	223	223
Other operating expense	18,095	16,239

Total other expenses	81,899	75,911

Income before income tax expense	43,365	43,424
Federal income taxes	13,401	13,336

Net income	$29,964	30,088

Other comprehensive income (loss), net of taxes
Unrealized securities’ holding gains (losses), net of taxes	(9,748)	(22,604)
Unrealized hedging gain (loss), net of taxes	(787)	18
Minimum pension liability adjustment, net of taxes	—	(183)
Less: reclassification adjustment for securities’ gains (losses) realized in net income, net of taxes	10	1,217

Total other comprehensive income (loss), net of taxes	(10,545)	(23,986)

Comprehensive income	$19,419	6,102

Net income applicable to common shares	$29,964	30,088

Net income used in diluted EPS calculation	$29,969	30,095

Weighted average number of common shares outstanding - basic	80,374	84,097

Weighted average number of common shares outstanding - diluted	80,648	84,497

Basic earnings per share	$0.37	0.36

Diluted earnings per share	$0.37	0.36

Dividend per share	$0.28	0.27

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

(Unaudited)	Quarterly Results
(Dollars in thousands, except share data)	2006	2005	2005	2005	2005
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest and fees on loans, including held for sale	$117,740	115,850	111,169	105,975	100,149
Interest and dividends — securities and federal funds sold	25,332	26,109	26,700	27,802	27,692

Total interest income	143,072	141,959	137,869	133,777	127,841

Interest on deposits:
Demand-interest bearing	2,362	1,953	1,732	1,230	956
Savings and money market accounts	10,748	10,352	8,700	7,517	6,375
Certificates and other time deposits	26,101	23,831	21,637	20,696	20,600
Securities sold under agreements to repurchase	11,923	13,423	12,535	10,624	8,841
Wholesale borrowings	5,965	4,898	5,559	5,933	5,059

Total interest expense	57,099	54,457	50,163	46,000	41,831

Net interest income	85,973	87,502	87,706	87,777	86,010
Provision for loan losses	6,106	16,260	9,974	5,972	11,614

Net interest income after provision for loan losses	79,867	71,242	77,732	81,805	74,396

Other income:
Trust department income	5,394	5,430	5,515	5,684	5,505
Service charges on deposits	16,066	17,884	18,561	17,800	14,820
Credit card fees	10,671	10,601	10,437	10,523	9,411
ATM and other service fees	3,108	3,157	3,453	3,298	2,959
Bank owned life insurance income	2,986	3,092	3,074	3,024	3,074
Investment services and insurance	2,597	2,696	2,226	2,828	2,858
Manufactured housing income	3	3	3	40	102
Investment securities gains (losses), net	16	39	40	(25)	1,872
Loan sales and servicing income	1,445	1,668	2,076	1,520	1,133
Other operating income	3,111	3,016	2,461	5,403	3,205

Total other income	45,397	47,586	47,846	50,095	44,939

Other expenses:
Salaries, wages, pension and employee benefits	43,031	40,790	42,149	41,351	39,393
Net occupancy expense	6,549	5,746	5,567	5,881	6,536
Equipment expense	2,958	4,152	2,962	3,002	3,185
Stationery, supplies and postage	2,453	2,546	2,559	2,484	2,461
Bankcard, loan processing and other costs	5,827	7,042	5,802	5,444	5,724
Professional services	2,763	3,389	2,632	3,843	2,150
Amortization of intangibles	223	222	222	222	223
Other operating expense	18,095	15,387	17,033	17,170	16,239

Total other expenses	81,899	79,274	78,926	79,397	75,911

Income before income tax expense	43,365	39,554	46,652	52,503	43,424
Federal income taxes	13,401	11,898	10,058	16,358	13,336

Net income	$29,964	27,656	36,594	36,145	30,088

Other comprehensive income (loss), net of taxes	(10,545)	(8,927)	(14,272)	18,540	(23,986)

Comprehensive income	$19,419	18,729	22,322	54,685	6,102

Net income applicable to common shares	29,964	27,656	36,594	36,145	30,088

Adjusted net income used in diluted EPS calculation	29,969	27,659	36,601	36,152	30,095

Weighted-average common shares — basic	80,374	82,786	83,489	83,603	84,097

Weighted-average common shares — diluted	80,648	83,082	83,978	83,890	84,497

Basic net income per share	$0.37	0.33	0.44	0.43	0.36

Diluted net income per share	$0.37	0.34	0.43	0.43	0.36

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION

(Unaudited, except December 31, 2005 annual period which
is derived from the audited financial statements)
(Dollars in thousands, except ratios)
	Quarterly Periods					Annual Period

	Mar 31	Dec 31	Sep 30	June 30	Mar 31	Dec 31
Allowance for Credit Losses	2006	2005	2005	2005	2005	2005

Allowance for loan losses, beginning of period	$90,661	92,780	92,808	97,115	97,296	97,296
Allowance related to loans sold	—	—	—	—	—	—
Provision for loan losses	6,106	16,260	9,974	5,971	11,614	43,820
Charge-offs	14,914	22,736	14,207	15,422	16,740	69,105
Recoveries	5,736	4,357	4,205	5,144	4,945	18,650

Net charge-offs	9,178	18,379	10,002	10,278	11,795	50,455

Allowance for loan losses, end of period	$87,589	90,661	92,780	92,808	97,115	90,661

Reserve for unfunded lending commitments, beginning of period	$6,072	5,857	5,785	6,479	5,774	5,774
Provision for credit losses	(219)	215	72	(694)	705	298

Reserve for unfunded lending commitments, end of period	$5,853	6,072	5,857	5,785	6,479	6,072

Allowance for Credit Losses	$93,442	96,733	98,637	98,593	103,594	96,733

Ratios

Provision for loan losses as a % of average loans	0.37%	0.96%	0.60%	0.36%	0.73%	0.66%
Provision for credit losses as a % of average loans	-0.01%	0.01%	0.00%	-0.04%	0.04%	0.00%
Net charge-offs as a % of average loans	0.56%	1.09%	0.60%	0.62%	0.74%	0.76%
Allowance for loan losses as a % of period-end loans	1.31%	1.36%	1.39%	1.40%	1.49%	1.36%
Allowance for credit losses as a % of period-end loans	1.40%	1.45%	1.48%	1.49%	1.59%	1.45%
Allowance for loan losses as a % of nonperforming loans	136.22%	145.61%	221.46%	208.74%	235.71%	145.61%
Allowance for credit losses as a % of nonperforming loans	145.32%	155.36%	235.44%	221.76%	251.44%	155.36%

Asset Quality

Impaired loans:
Nonaccrual	$56,258	54,176	34,144	38,124	34,207	54,176
Other nonperforming loans:
Nonaccrual	8,044	8,086	7,751	6,336	6,994	8,086

Total nonperforming loans	64,302	62,262	41,895	44,460	41,201	62,262

Other real estate (“ORE”)	8,639	9,995	9,503	9,525	5,502	9,995

Total nonperforming assets (“NPAs”)	$72,941	72,257	51,398	53,985	46,703	72,257

NPAs as % of period-end loans + ORE	1.09%	1.08%	0.77%	0.82%	0.72%	1.08%

Past due 90 days or more & accruing interest	$18,640	17,931	21,451	17,969	22,899	17,931

FIRSTMERIT CORPORATION
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)
	2006	2005	2005	2005	2005
QUARTERLY OTHER INCOME DETAIL	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Trust department income	$5,394	5,430	5,515	5,684	5,505
Service charges on deposits	16,066	17,884	18,561	17,800	14,820
Credit card fees	10,671	10,601	10,437	10,523	9,411
ATM and other service fees	3,108	3,157	3,453	3,298	2,959
Bank owned life insurance income	2,986	3,092	3,074	3,024	3,074
Investment services and insurance	2,597	2,696	2,226	2,828	2,858
Manufactured housing income	3	3	3	40	102
Investment securities gains (losses), net	16	39	40	(25)	1,872
Loan sales and servicing income	1,445	1,668	2,076	1,520	1,133
Other operating income	3,111	3,016	2,461	5,403	3,205

Total Other Income	$45,397	47,586	47,846	50,095	44,939

	2006	2005	2005	2005	2005
QUARTERLY OTHER EXPENSES DETAIL	1st Qtr	4th Qtr	3 Qtr	2nd Qtr	1st Qtr

Salaries, wages, pension and employee benefits	$43,031	40,790	42,149	41,351	39,393
Net occupancy expense	6,549	5,746	5,567	5,881	6,536
Equipment expense	2,958	4,152	2,962	3,002	3,185
Taxes, other than federal income taxes	1,819	1,578	849	880	735
Stationery, supplies and postage	2,453	2,546	2,559	2,484	2,461
Bankcard, loan processing and other costs	5,827	7,042	5,802	5,444	5,724
Advertising	2,766	1,415	1,863	3,182	1,244
Professional services	2,763	3,389	2,632	3,843	2,150
Telephone	1,128	1,136	1,206	1,095	1,119
Amortization of intangibles	223	222	222	222	223
Other operating expense	12,382	11,258	13,115	12,013	13,141

Total Other Expenses	$81,899	79,274	78,926	79,397	75,911

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail

(Unaudited)
(Dollars in thousands)	Quarters ended		Year ended
	March 31,		December 31,
	2006	2005	2005

Allowance for loan losses — beginning of period	$90,661	97,296	97,296
Loans charged off:
Commercial	6,066	4,151	19,349
Mortgage	373	267	1,721
Installment	6,030	7,543	29,307
Home equity	620	752	4,340
Credit cards	1,774	2,420	11,320
Leases	51	1,607	3,068

Total	14,914	16,740	69,105

Recoveries:
Commercial	1,437	1,028	4,166
Mortgage	56	55	190
Installment	3,146	2,725	9,495
Home equity	378	293	1,302
Credit cards	449	576	2,348
Manufactured housing	169	208	710
Leases	101	60	439

Total	5,736	4,945	18,650

Net charge-offs	9,178	11,795	50,455
Provision for loan losses	6,106	11,614	43,820

Allowance for loan losses — end of period	$87,589	97,115	90,661

Average loans outstanding	$6,697,732	6,492,044	6,610,509

Ratio to average loans:
(Annualized) net charge-offs	0.56%	0.74%	0.76%

Provision for loan losses	0.37%	0.73%	0.66%

Loans outstanding — period-end	$6,672,102	6,520,034	6,667,237

Allowance for loan losses:
As a percent of period-end loans outstanding	1.31%	1.49%	1.36%

As a multiple of (annualized) net charge-offs	2.35	2.03	1.80